INDEPENDENT ACCOUNTANT'S CONSENT

We consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" appearing in the Statement of Additional Information of the Prime Money Market Portfolio which is incorporated by reference in this Registration Statement.


/s/DELOITTE & TOUCHE LLP
   New York, New York
   January 13, 1998